Exhibit 99.1

Norwegian Cruise Line Holdings Unveils Bold New Vision for the Future with Strategic Long Term Fleet Expansion and Enhanced Private Island Development

Plan includes next generation vessels for Norwegian Cruise Line, Oceania Cruises, and Regent Seven Seas Cruises to be built by Fincantieri, along with infrastructure enhancements for Great Stirrup Cay, all while continuing its disciplined multi-year de-leveraging plan.

MIAMI — April 8, 2024 - Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) (together with NCL Corporation Ltd., “Norwegian Cruise Line Holdings”, “Norwegian”, “NCLH” or the “Company”) today unveiled the most comprehensive new build order in its history—a total of eight state-of-the-art vessels, representing nearly 25,000 additional berths, with new classes of ships for each of its three award-winning brands—and the construction of a multi-ship pier at Great Stirrup Cay, the Company’s private island destination in the Bahamas and its top-rated Caribbean port of call. This unprecedented decade-long strategy enhances its product offering, guest experiences, and operational infrastructure, supporting the Company’s sustained leadership in delivering innovative cruise vacations.

The new ship orders across all three brands are scheduled for delivery over a ten-year period, between 2026 and 2036. Following the delivery of four Prima-Plus class ships from 2025 through 2028, Norwegian Cruise Line is expected to take delivery of four approximately 200,000-gross-ton ships, each with a capacity of nearly 5,000 guests, in 2030, 2032, 2034 and 2036, which are subject to financing1. Building on the success of its Allura Class ships, the last one being delivered in 2025, Oceania Cruises is scheduled to take delivery of two 86,000-gross-ton ships, each with a capacity of 1,450 guests in 2027 and 2029. Lastly, following the award-winning Explorer Class ships, Regent Seven Seas Cruises is scheduled to take delivery of two 77,000-gross-ton ships, each with a capacity of 850 guests, in 2026 and 2029. Details regarding the ships’ amenities, staterooms, dining, recreational, efficiency, sustainability and other features will be announced in the coming months.

"This strategic new-ship order across all three of our award-winning brands provides for the steady introduction of cutting-edge vessels into our fleet and solidifies our long-term growth. It also allows us to significantly leverage our operating scale, strengthen our commitment to innovation and enhance our ability to offer our guests new products and experiences, all while providing opportunities to enhance the efficiency of our fleet,” said Harry Sommer, president and chief executive officer of Norwegian Cruise Line Holdings Ltd. “We are likewise excited with the addition of a new pier at Great Stirrup Cay to support our increased capacity in the Caribbean and multiple ships to call on the island, enhancing our guest experience and bringing seamless and reliable access to our private island year-round.”

1 Norwegian Cruise Line Holdings Ltd. expects a four-ship Norwegian Cruise Line (NCL) order to replace a separate, effective, two-ship order for Oceania Cruises initially placed to secure availability with the shipyard. The four-ship order for NCL is still being finalized and is subject to financing. Delivery for the second Oceania Cruises ship is contractually scheduled for the fourth quarter of 2028, but may be delayed to 2029. All expected delivery dates are preliminary and subject to change.

In partnership with the Italian shipbuilder Fincantieri, each brand will design their new ship class and focus on creating the largest, most efficient, and innovative vessels of their respective fleet. Aligning with the Company’s sustainability efforts, the new ship designs are expected to advance the journey towards decarbonization.

"Over the years, our long-standing relationship with Norwegian Cruise Line Holdings has been rooted in a shared vision for the future of maritime travel, consistently setting new standards for innovation, luxury, sustainability, and guest satisfaction in the cruise industry,” said Pierroberto Folgiero, CEO and Managing Director at Fincantieri. “We are thrilled to work on these new build orders and deliver emblematic cruise ships that will embody our shared legacy of excellence for generations to come.”

The Company has obtained export credit financing with favorable terms to fund 80 percent of the contract price of each of the two Oceania Cruises and Regent Seven Seas Cruises ships, subject to certain conditions. The ship orders for Norwegian Cruise Line remain subject to financing, currently underway.

Mark A. Kempa, chief financial officer of Norwegian Cruise Line Holdings, commented, “we expect that these strategic investments will secure our growth trajectory, significantly boost our earnings profile, and enhance shareholder value well into the future. With a favorable payment structure that includes pre-delivery financing and modest initial installment payments for these ship orders, we still anticipate strong Net Leverage reduction of 1.5 turns by the end of 2024, relative to 2023, and expect the Company to continue reducing Net Leverage each year for the foreseeable future.”

New Pier Development at Great Stirrup Cay

The new pier development at the Company’s private island in the Bahamas, Great Stirrup Cay, is slated to break ground in summer 2024 and be completed by late 2025 with an investment of approximately $150 million. The new pier will be constructed to simultaneously accommodate two large vessels of the Company’s current and future ship classes. The pier development will enhance the guest experience on Great Stirrup Cay, and along with Harvest Caye, the Company’s private island in Belize, continue to provide guests with world-class destinations in the Eastern and Western Caribbean.

Conference Call

The Company has scheduled a conference call for Tuesday, April 9, 2024, at 8:00 a.m. Eastern Time to discuss this announcement. A link to the live webcast along with a slide presentation can be found on the Company’s Investor Relations website at https://www.nclhltd.com/investors. A replay of the conference call will also be available on the website for 30 days after the call.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (NYSE: NCLH) is a leading global cruise company which operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. With a combined fleet of 32 ships and approximately 66,500 berths, NCLH offers itineraries to approximately 700 destinations worldwide. NCLH expects to add 13 additional ships across its three brands through 2036, which will add approximately 41,000 berths to its fleet. To learn more, visit www.nclhltd.com.

Terminology

Adjusted EBITDA. EBITDA adjusted for other income (expense), net and other supplemental adjustments.

EBITDA. Earnings before interest, taxes, and depreciation and amortization.

Net Debt. Long-term debt, including current portion, less cash and cash equivalents.

Net Leverage. Net Debt divided by Adjusted EBITDA.2

2 The Company does not provide certain estimated future results on a GAAP basis because the Company is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of certain gains and charges. These items are uncertain and will depend on several factors, including industry conditions, and could be material to the Company’s results computed in accordance with GAAP. The Company has not provided reconciliations between the Company’s 2024 guidance and the most directly comparable GAAP measure because it would be too difficult to prepare a reliable U.S. GAAP quantitative reconciliation without unreasonable effort.

Cautionary Statement Concerning Forward-Looking Statements

Some of the statements, estimates or projections contained in this release are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this release, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our expectations regarding the impact of macroeconomic conditions and recent global events, our expectations regarding cruise voyage occupancy, operational position, demand for voyages, plans or goals for our sustainability program and decarbonization efforts, our expectations for future cash flows and profitability, financing opportunities and extensions, and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: adverse general economic factors, such as fluctuating or increasing levels of interest rates, inflation, unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; implementing precautions in coordination with regulators and global public health authorities to protect the health, safety and security of guests, crew and the communities we visit and to comply with related regulatory restrictions; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and be in compliance with maintenance covenants and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate, refinance or restructure our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our need for additional financing or financing to optimize our balance sheet, which may not be available on favorable terms, or at all, and our outstanding exchangeable notes and any future financing which may be dilutive to existing shareholders; the unavailability of ports of call; future increases in the price of, or major changes, disruptions or reduction in, commercial airline services; changes involving the tax and environmental regulatory regimes in which we operate, including new regulations aimed at reducing greenhouse gas emissions; the accuracy of any appraisals of our assets; our success in controlling operating expenses and capital expenditures; trends in, or changes to, future bookings and our ability to take future reservations and receive deposits related thereto; adverse events impacting the security of travel, or customer perceptions of the security of travel, such as terrorist acts, armed conflict, such as Russia’s invasion of Ukraine or the Israel-Hamas war, or threats thereof, acts of piracy, and other international events; public health crises, including the COVID-19 pandemic, and their effect on the ability or desire of people to travel (including on cruises); adverse incidents involving cruise ships; our ability to maintain and strengthen our brand; breaches in data security or other disturbances to our information technology systems and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; impacts related to climate change and our ability to achieve our climate-related or other sustainability goals; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; any further impairment of our trademarks, trade names or goodwill; our reliance on third parties to provide hotel management services for certain ships and certain other services; fluctuations in foreign currency exchange rates; our expansion into new markets and investments in new markets and land-based destination projects; overcapacity in key markets or globally; and other factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. There may be additional risks that we consider immaterial or which are unknown. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.

Investor Relations & Media Contact

Sarah Inmon

(786) 812-3233

InvestorRelations@nclcorp.com

NCLHmedia@nclcorp.com